UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 16, 2008

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415) 946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On May 16, 2008, IA Global, Inc.’s (the “Company”) board of directors, upon the recommendation of the compensation committee, approved the 2008/9 compensation and bonus package for Derek Schneideman, its Chief Executive Officer. Pursuant to this package, Mr. Schneideman may be paid a bonus in common stock up to $255,000, as may be declared by the Company’s compensation committee, based on Mr. Schneideman raising capital, certain profitability targets and achieving share price improvement for the Company. In addition, Mr. Schneideman was awarded an annual salary increase of $37,500 issued in common stock and was granted stock options to purchase common stock of 500,000 shares. The options were granted at the fair market price of $0.29 per share based on the adjusted closing price on May 9, 2008, the day the board of directors agreed on the grant. In accordance with the 2007 Stock Incentive Plan, the stock options vest quarterly over three years and expire on May 8, 2018.

Also on May 16, 2008, the Company’s board of directors, upon the recommendation of the compensation committee, ratified the 2008/9 compensation and bonus package for Mark Scott, its Chief Operating and Financial Officer. Pursuant to this package, Mr. Scott may be paid a bonus in common stock up to $155,000, as may be declared by the Company’s compensation committee, based on Mr. Scott raising capital, certain profitability targets and achieving share price improvement for the Company. In addition, Mr. Scott was awarded an annual salary increase of $35,500 issued in common stock and was granted stock options to purchase common stock of 200,000 shares. The options were granted at the fair market price of $0.29 per share based on the adjusted closing price on May 9, 2008, the day the board of directors agreed on the grant. In accordance with the 2007 Stock Incentive Plan, the stock options vest quarterly over three years and expire on May 8, 2018.

The foregoing summary of the 2008/9 compensation and bonus packages with Mr. Schneideman and Mr. Scott is qualified in its entirety by reference to the full and complete terms of the CEO Compensation/Bonuses and CFO Compensation/Bonuses filed hereto as Exhibit 10.1 and 10.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired – None.

(b)	Pro Forma financial information – None.

(c)	Shell company transactions – None.

(d)	Exhibits –

Exhibit No.	Description

10.1	CEO Compensation/Bonus Package, dated May 16, 2008, by and between IA Global, Inc. and Derek Schneideman.

10.2	CFO Compensation/Bonus Package, dated May 16, 2008, by and between IA Global, Inc. and Mark Scott.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: May 20, 2008

By:	/s/ Mark Scott

Mark Scott

Chief Operating and Financial Officer